EXHIBIT 21
MEADOWBROOK INSURANCE GROUP, INC.
LIST OF SUBSIDIARIES

Meadowbrook Insurance Group, Inc.

Meadowbrook, Inc.	Star Insurance Company	Crest Financial Corporation	Meadowbrook Capital Trust I

Association Self Insurance	Savers Property and Casualty	American Highway Carriers	Meadowbrook Capital Trust II
Services, Inc.	Insurance Company	Association

Meadowbrook Intermediaries, Inc.	Ameritrust Insurance Corporation	Liberty Premium Finance, Inc.

Meadowbrook Risk Management, Inc.	Williamsburg National Insurance Company	Interline Insurance Services, Inc.

Meadowbrook of Nevada, Inc.	Preferred Insurance Company, Ltd. (Bermuda)	Commercial Carriers Insurance Agency, Inc.

Meadowbrook Insurance Agency, Inc.	American Indemnity Insurance Company, Ltd.

Meadowbrook Risk Management, Ltd.
(Barbados)

Meadowbrook Risk Management, Limited
(Bermuda)

Florida Preferred Administrators, Inc.

Case Management Resources, Inc.

Meadowbrook of Florida, Inc.

Meadowbrook Insurance, Inc.

Preferred Insurance Agency, Inc.

Preferred Comp Insurance Agency of
New Hampshire, Inc.

TPA Insurance Agency, Inc.

TPA Insurance Agency of New Hampshire, Inc.

Meadowbrook of Canada, Ltd.

Market Place Resources, Inc.

National Osteopathic Physicians Purchasing Group, Inc.

National Realty Liability Alliance, Inc.